The Providence Service Corporation Reports Fourth Quarter and Full Year 2019 Results

ATLANTA, GA – February 27, 2020 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), the nation's largest provider of non-emergency medical transportation ("NEMT") programs and holder of a minority interest in Matrix Medical Network, today reported financial results for the quarter and year ended December 31, 2019.

Daniel E. Greenleaf, President and Chief Executive Officer, commented, “In the fourth quarter of 2019, Providence delivered strong revenue growth of 6.7%, net loss from continuing operations of $11.4 million and Adjusted EBITDA of $10.2 million. During the quarter, in response to higher transportation cost experienced throughout the year, the team remained focused on operational execution. This included a focus on network development to drive a more robust and competitive transportation network. On revenue, we were able to successfully renegotiate several contracts which contributed $4.0 million of in-quarter benefit.”

He continued, “For the year, our revenue grew by $125.0 million, or 9.0%, reflecting the mission-critical nature of our services to payors and members. Since joining the Company in December, I have been impressed by our team's unwavering commitment to serving our members. Looking ahead, I see compelling opportunities to leverage our leadership position in NEMT to drive continued revenue growth, sustainable margin expansion, value to our shareholders, and improved quality of life and better health outcomes for our members.”

Fourth Quarter 2019 Highlights

•Revenue from continuing operations of $384.8 million, an increase of 6.7% from the fourth quarter of 2018
•Loss from continuing operations, net of tax, of $11.4 million, or loss of $0.97 per diluted common share
•Adjusted EBITDA of $10.2 million, Adjusted Net Income of $7.9 million and Adjusted EPS of $0.45
•Matrix, on a standalone basis, recorded a net loss of $54.3 million, which included a pre-tax asset impairment charge of $55.1 million, and Adjusted EBITDA of $6.3 million

2019 Highlights

•Revenue from continuing operations of $1.51 billion, an increase of 9.0% from 2018
•Loss from continuing operations, net of tax, of $5.0 million, or loss of $0.72 per diluted common share
•Adjusted EBITDA of $51.2 million, Adjusted Net Income of $29.2 million and Adjusted EPS of $1.65
•Net cash provided by operating activities of $60.9 million
•Unrestricted Cash of $61.4 million in 2019 compared to $5.7 million in 2018
•Matrix, on a standalone basis, recorded a net loss of $69.4 million, which included a pre-tax asset impairment charge of $55.1 million, and Adjusted EBITDA of $44.0 million

Fourth Quarter 2019 Results

For the fourth quarter of 2019, the Company reported revenue of $384.8 million, an increase of 6.7% from $360.8 million in the fourth quarter of 2018.

Operating income was $7.6 million, or 2.0% of revenue, in the fourth quarter of 2019, compared to operating loss of $0.7 million, or negative 0.2% of revenue, in the fourth quarter of 2018. Loss from continuing operations, net of tax, in the fourth quarter of 2019 was $11.4 million, or $0.97 loss per diluted common share, compared to loss from continuing operations, net of tax, of $1.5 million, or $0.20 loss per diluted common share, in the fourth quarter of 2018.

Adjusted EBITDA was $10.2 million, or 2.6% of revenue, in the fourth quarter of 2019, compared to $27.3 million, or 7.6% of revenue, in the fourth quarter of 2018.

Adjusted Net Income in the fourth quarter of 2019 was $7.9 million, or $0.45 earnings per diluted common share, compared to $17.2 million, or $1.08 earnings per diluted common share, in the fourth quarter of 2018.

The quarter-over-quarter increase in revenue was a result of increased volume within existing contracts as well as rate changes and a new managed care organization ("MCO") contract in Minnesota. These increases were partially offset by the impact of contracts the Company no longer serves, including a state contract in Rhode Island and MCO contracts in California, Florida and New Mexico.

Adjusted EBITDA decreased in the fourth quarter of 2019 versus the fourth quarter of 2018 primarily due to increased transportation costs on a per trip basis in addition to higher utilization across multiple at-risk contracts.

Matrix - Equity Investment

For the fourth quarter of 2019, Matrix recorded revenue of $64.6 million, a decrease of 1.8% from $65.7 million in the fourth quarter of 2018. Matrix had an operating loss of $60.5 million for the fourth quarter of 2019, primarily as a result of asset impairment charges of $55.1 million compared to an operating loss of $6.5 million in the fourth quarter of 2018. Providence recorded a loss in equity earnings of $23.5 million related to its Matrix equity investment for the fourth quarter of 2019 compared to a loss of $2.1 million for the fourth quarter of 2018.

In the fourth quarter of 2019, Matrix had Adjusted EBITDA of $6.3 million or 9.8% of revenue, compared to $12.5 million, or 18.9% of revenue, in the fourth quarter of 2018.

Adjusted EBITDA was impacted by higher direct and indirect costs, compared to the fourth quarter of 2018.

As of December 31, 2019, Providence's ownership interest and equity investment in Matrix was 43.6% and $130.9 million, respectively.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on February 27, 2020 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com). To access the call, please dial:

US toll-free: 1 (844) 244 3865
International: 1 (518) 444 0681
Passcode: 5959714

Replay (available until March 5, 2020):
US toll-free: 1 (855) 859 2056
International: 1 (404) 537 3406
Passcode: 5959714

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation, through its fully-owned subsidiaries LogistiCare Solutions, LLC and Circulation, Inc., is the nation's largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its range of services includes call center management, network credentialing, vendor payment management and non-emergency medical transport management. The Company also holds a minority interest in Matrix Medical Network which provides a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including costs related to our corporate reorganization, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) certain transaction and related costs, (5) asset impairment charges, and (6) gain on remeasurement of cost investment. Adjusted Net Income is defined as income (loss) from continuing operations, net of taxes, before certain items, including (1) restructuring and related charges, (2) equity in net loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) intangible asset amortization, (5) certain transaction and related costs, (6) asset impairment charges, (7) gain on remeasurement of cost investment, and (8) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) adjusted net income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net loss in equity investee is excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as "may," "will," "should," "expect," "believe," "estimate," "intend," and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: the early termination for non-renewal of contracts; our ability to successfully respond to governmental requests for proposal; our ability to fulfill our contractual obligations; our ability to identify and successfully complete and integrate acquisitions; our ability to identify and realize the benefits of strategic initiatives; the loss of any of the significant payors from whom we generate a significant amount of our revenue; our ability to accurately estimate the cost of performing under certain capitated contracts; our ability to match the timing of the costs of new contracts with its related revenue; the outcome of pending or future litigation; our ability to attract and retain senior management and other qualified employees; our ability to successfully complete recent divestitures or business termination; the accuracy of representations and warranties and strength of related indemnities provided to us in acquisitions or claims made against us for representations and warranties and related indemnities in our dispositions; our ability to effectively compete in the marketplace; inadequacies in or security breaches of our information technology systems, including our ability to protect private data; seasonal fluctuations in our operations; impairment of long-lived assets; the adequacy of our insurance coverage for automobile, general liability, professional liability and workers’ compensation; damage to our reputation by inaccurate, misleading or negative media coverage; our ability to comply with government healthcare and other regulations; changes in budgetary priorities of government entities that fund our services; failure to adequately comply with patient and service user information regulations; possible actions under Medicare and Medicaid programs for false claims or recoupment of funds for noncompliance; changes in the regulatory landscape applicable to Matrix; changes to our estimated income tax liability from audits or otherwise; our ability to meet restrictive covenants in our credit agreement; restrictions in the terms of our preferred stock; the costs of complying with public company reporting obligations; and the accuracy of our accounting estimates and assumptions.

The Company has provided additional information in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kalle Ahl, The Equity Group
(212) 836-9614
kahl@equityny.com

The Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Operations
(in thousands except share and per share data)

	Quarter ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Service revenue, net	$384,833	$360,762	$1,509,944	$1,384,965

Operating expenses:
Service expense	358,436	319,241	1,401,152	1,253,608
General and administrative expense	15,003	24,011	67,244	77,093
Asset impairment charge	—	13,497	—	14,175
Depreciation and amortization	3,840	4,706	16,816	15,813
Total operating expenses	377,279	361,455	1,485,212	1,360,689
Operating income (loss)	7,554	(693)	24,732	24,276

Other expenses (income):
Interest expense, net	57	976	850	1,783
Other income	(78)	—	(277)	—
Equity in net loss of investee	23,526	2,052	29,685	6,158
Gain on remeasurement of cost method investment	—	—	—	(6,577)
(Loss) income from continuing operations before income taxes	(15,951)	(3,721)	(5,526)	22,912
(Benefit) provision for income taxes	(4,513)	(2,267)	(573)	4,684
(Loss) income from continuing operations, net of tax	(11,438)	(1,454)	(4,953)	18,228
Income (loss) from discontinued operations, net of tax	5,380	(19,026)	5,919	(37,053)
Net (loss) income	(6,058)	(20,480)	966	(18,825)
Net income (loss) from discontinued operations attributable to noncontrolling interest	—	130	—	(156)
Net (loss) income attributable to Providence	$(6,058)	$(20,350)	$966	$(18,981)

Net loss attributable to common stockholders	$(7,167)	$(21,462)	$(3,437)	$(25,257)

Basic (loss) earnings per common share:
Continuing operations	$(0.97)	$(0.20)	$(0.72)	$0.92
Discontinued operations	0.42	(1.47)	0.46	(2.87)
Basic loss per common share	$(0.55)	$(1.67)	$(0.26)	$(1.95)

Diluted (loss) earnings per common share:
Continuing operations	$(0.97)	(0.20)	$(0.72)	$0.92
Discontinued operations	0.42	(1.47)	0.46	(2.86)
Diluted loss per common share	$(0.55)	$(1.67)	$(0.26)	$(1.94)

Weighted-average number of common
shares outstanding:
Basic	12,982,731	12,867,169	12,958,713	12,960,837
Diluted	12,982,731	12,867,169	12,958,713	13,033,247

The Providence Service Corporation

The Providence Service Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$61,365	$5,678
Accounts receivable, net of allowance	180,416	147,756
Other current assets (1)	14,491	50,495
Current assets of discontinued operations (2)	155	7,051
Total current assets	256,427	210,980
Operating lease right-of-use assets	20,095	—
Property and equipment, net	23,243	22,965
Goodwill and intangible assets, net	155,127	161,362
Equity investment	130,869	161,503
Other long-term assets (3)	11,620	12,835
Total assets	$597,381	$569,645

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$308	$718
Current portion of operating lease liabilities	6,730	—
Other current liabilities (4)	141,718	138,908
Current liabilities of discontinued operations (2)	1,430	3,257
Total current liabilities	150,186	142,883
Long-term obligations, less current portion	45	353
Operating lease liabilities, less current portion	14,502	—
Other long-term liabilities (5)	37,936	38,019
Total liabilities	202,669	181,255

Mezzanine and stockholders' equity
Convertible preferred stock, net	77,120	77,392
Stockholders' equity	317,592	310,998
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$597,381	$569,645

(1) Includes other receivables, prepaid expenses and other, and short-term restricted cash.
(2) Includes assets or liabilities primarily related to WD Services' former Saudi Arabian operation.
(3) Includes other assets and long-term restricted cash.
(4) Includes accounts payable, accrued expenses, accrued transportation costs, deferred revenue and self-funded insurance programs.
(5) Includes other long-term liabilities and deferred tax liabilities.

The Providence Service Corporation

The Providence Service Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands) (1)

	Year ended December 31,
	2019	2018
Operating activities
Net income (loss)	$966	$(18,825)
Depreciation and amortization	16,816	27,677
Stock-based compensation	5,414	8,993
Asset impairment charge	—	23,378
Equity in net loss of investee	29,685	6,072
Gain on remeasurement of cost method investment	—	(6,577)
Other non-cash items	4,442	5,676
Loss on sale of business, net of tax	—	1,831
Changes in working capital	3,617	(40,326)
Net cash provided by operating activities	60,940	7,899
Investing activities
Purchase of property and equipment	(10,858)	(17,521)
Acquisition, net of cash acquired	—	(43,711)
Dispositions, net of cash sold	—	12,780
Proceeds from note receivable	—	3,130
Net cash used in investing activities	(10,858)	(45,322)
Financing activities
Preferred stock dividends	(4,403)	(4,413)
Repurchase of common stock, for treasury	(6,797)	(56,088)
Proceeds from common stock issued pursuant to stock option exercise	11,142	12,413
Capital lease payments and other	(718)	(3,467)
Net cash used in financing activities	(776)	(51,555)
Effect of exchange rate changes on cash	—	(261)
Net change in cash and cash equivalents	49,306	(89,239)
Cash, cash equivalents and restricted cash at beginning of period	12,367	101,606
Cash, cash equivalents and restricted cash at end of period	$61,673	$12,367

(1) Includes both continuing and discontinued operations.

The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Quarter ended December 31, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$384,833	$—	$384,833

Operating expenses:
Service expense	358,436	—	358,436
General and administrative expense	15,003	—	15,003
Depreciation and amortization	3,840	—	3,840
Total operating expenses	377,279	—	377,279

Operating income	7,554	—	7,554

Other expenses (income):
Interest expense, net	57	—	57
Other income	(78)	—	(78)
Equity in net loss of investee	—	23,526	23,526
Income (loss) from continuing
operations before income taxes	7,575	(23,526)	(15,951)
Provision (benefit) for income taxes	1,392	(5,905)	(4,513)
Income (loss) from continuing operations, net of taxes	6,183	(17,621)	(11,438)

Interest expense, net	57	—	57
Provision (benefit) for income taxes	1,392	(5,905)	(4,513)
Depreciation and amortization	3,840	—	3,840

EBITDA	11,472	(23,526)	(12,054)

Restructuring and related charges (1)	1,321	—	1,321
Transaction cost benefits (2)	(2,595)	—	(2,595)
Equity in net loss of investee	—	23,526	23,526

Adjusted EBITDA	$10,198	$—	$10,198

(1) Restructuring and related charges include professional services costs of $853, organizational consolidation costs of $312 and severance costs of $156.
(2) Transaction cost benefits related to a positive adjustment from the amendment of the Circulation management incentive plan ("MIP").

The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Quarter ended December 31, 2018
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$360,762	$—	$360,762

Operating expenses:
Service expense	319,241	—	319,241
General and administrative expense	24,011	—	24,011
Asset impairment charge	13,497	—	13,497
Depreciation and amortization	4,706	—	4,706
Total operating expenses	361,455	—	361,455

Operating loss	(693)	—	(693)

Other expenses:
Interest expense, net	976	—	976
Equity in net loss of investee	—	2,052	2,052
Loss from continuing
operations, before income tax	(1,669)	(2,052)	(3,721)
Benefit for income taxes	(1,487)	(780)	(2,267)
Loss from continuing operations, net of taxes	(182)	(1,272)	(1,454)

Interest expense, net	976	—	976
Benefit for income taxes	(1,487)	(780)	(2,267)
Depreciation and amortization	4,706	—	4,706

EBITDA	4,013	(2,052)	1,961

Asset impairment charge	13,497	—	13,497
Restructuring and related charges (1)	4,424	—	4,424
Transaction costs (2)	5,417	—	5,417
Equity in net loss of investee	—	2,052	2,052
Other	(8)	—	(8)

Adjusted EBITDA	$27,343	$—	$27,343

(1) Restructuring and related charges include organizational consolidation costs of $3,489, value enhancement initiative implementation costs of $587 and severance costs of $348.
(2) Transaction costs include deal costs and MIP related to the acquisition of Circulation and certain other transaction related expenses.

The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Year ended December 31, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$1,509,944	$—	$1,509,944

Operating expenses:
Service expense	1,401,152	—	1,401,152
General and administrative expense	67,244	—	67,244
Depreciation and amortization	16,816	—	16,816
Total operating expenses	1,485,212	—	1,485,212

Operating income	24,732	—	24,732

Other expenses (income):
Interest expense, net	850	—	850
Other income	(277)	—	(277)
Equity in net loss of investee	—	29,685	29,685
Income (loss) from continuing
operations before income tax	24,159	(29,685)	(5,526)
Provision (benefit) for income taxes	6,877	(7,450)	(573)
Income (loss) from continuing operations, net of taxes	17,282	(22,235)	(4,953)

Interest expense, net	850	—	850
Provision (benefit) for income taxes	6,877	(7,450)	(573)
Depreciation and amortization	16,816	—	16,816

EBITDA	41,825	(29,685)	12,140

Restructuring and related charges (1)	6,691	—	6,691
Transaction costs (2)	2,693	—	2,693
Equity in net loss of investee	—	29,685	29,685
Litigation expense	9	—	9

Adjusted EBITDA	$51,218	$—	$51,218

(1) Restructuring and related charges include organizational consolidation costs of $4,027, severance costs of $1,673, and professional services of $991.
(2) Transaction costs include certain transaction-related expenses and Circulation MIP.

The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Year ended December 31, 2018
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$1,384,965	$—	$1,384,965

Operating expenses:
Service expense	1,253,608	—	1,253,608
General and administrative expense	77,093	—	77,093
Asset impairment charge	14,175	—	14,175
Depreciation and amortization	15,813	—	15,813
Total operating expenses	1,360,689	—	1,360,689

Operating income	24,276	—	24,276

Other expenses:
Interest expense, net	1,783	—	1,783
Equity in net loss of investee	—	6,158	6,158
Gain on remeasurement of cost method investment	(6,577)	—	(6,577)
Income (loss) from continuing
operations, before income tax	29,070	(6,158)	22,912
Provision (benefit) for income taxes	6,248	(1,564)	4,684
Income (loss) from continuing operations, net of taxes	22,822	(4,594)	18,228

Interest expense, net	1,783	—	1,783
Provision (benefit) for income taxes	6,248	(1,564)	4,684
Depreciation and amortization	15,813	—	15,813

EBITDA	46,666	(6,158)	40,508

Asset impairment charge	14,175	—	14,175
Restructuring and related charges (1)	11,546	—	11,546
Transaction costs (2)	7,231	—	7,231
Equity in net loss of investee	—	6,158	6,158
Gain on remeasurement of cost investment	(6,577)	—	(6,577)
Litigation income (3)	(226)	—	(226)

Adjusted EBITDA	$72,815	$—	$72,815

(1) Restructuring and related charges include organizational consolidation costs of $8,361, value enhancement initiative implementation costs of $2,837 and severance costs of $348.
(2) Transaction costs include deal costs and MIP related to the acquisition of Circulation and certain other transaction related expenses.
(3) Resolution of accruals related to defense cost for a putative stockholder class action derivative complaint.

The Providence Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investment in Matrix Medical Network (1)
(in thousands)
(Unaudited)

	Quarter ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Revenue	$64,584	$65,746	$275,391	$282,067
Operating expense	115,122	57,073	292,725	240,134
Depreciation and amortization	9,920	15,150	43,666	43,119
Operating loss	(60,458)	(6,477)	(61,000)	(1,186)

Interest expense	5,889	3,506	24,902	25,942
Benefit for income taxes	(12,048)	(3,758)	(16,549)	(7,166)
Net loss	(54,299)	(6,225)	(69,353)	(19,962)

Interest	43.6%	43.6%	43.6%	43.6%
Net loss - Equity Investment	$(23,665)	$(2,714)	$(30,226)	$(8,703)
Management fee and other	139	662	541	2,545
Equity in net loss of investee	$(23,526)	$(2,052)	$(29,685)	$(6,158)

Net Debt (2)	$294,167	$304,425

(1)The results of our equity method investment are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2)Net debt represents long-term debt, excluding deferred financing costs, less cash.

The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands) (Unaudited)

	Quarter ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Revenue	$64,584	$65,746	$275,391	$282,067
Operating expense	115,122	57,073	292,725	240,134
Depreciation and amortization	9,920	15,150	43,666	43,119
Operating loss	(60,458)	(6,477)	(61,000)	(1,186)

Interest expense	5,889	3,506	24,902	25,942
Benefit for income taxes	(12,048)	(3,758)	(16,549)	(7,166)
Net loss	(54,299)	(6,225)	(69,353)	(19,962)

Depreciation and amortization	9,920	15,150	43,666	43,119
Interest expense	5,889	3,506	24,902	25,942
Benefit for income taxes	(12,048)	(3,758)	(16,549)	(7,166)
EBITDA	(50,538)	8,673	(17,334)	41,933

Asset impairment charge	55,056	—	55,056	—
Management fees	398	550	2,196	4,887
Acquisition costs	—	—	—	2,341
Integration costs	—	2,231	1,488	6,524
Severance costs	1,122	—	1,893	—
Transaction costs	302	1,004	721	1,010
Adjusted EBITDA	$6,340	$12,458	$44,020	$56,695

(1) Providence accounts for its proportionate share of Matrix's results using the equity method. Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.

The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share
(in thousands, except share and per share data)
(Unaudited)

	Quarter ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Loss from continuing operations, net of tax	$(11,438)	$(1,454)	$(4,953)	$18,228

Asset impairment charge	—	13,497	—	14,175
Restructuring and related charges, including accelerated depreciation related to the organizational consolidation (1)	1,321	4,569	7,007	11,984
Transaction costs (2)	(2,595)	5,417	2,693	7,231
Equity in net loss of investee	23,526	2,052	29,685	6,158
Gain on remeasurement of cost method investment	—	—	—	(6,577)
Intangible amortization expense	1,558	1,565	6,234	3,755
Litigation (income) expense, net	—	(8)	9	(226)
Tax effected impact of adjustments	(4,459)	(8,438)	(11,448)	(9,849)

Adjusted Net Income	7,913	17,200	29,227	44,879
		.
Dividends on convertible preferred stock	(1,108)	(1,112)	(4,403)	(4,420)
Income allocated to participating securities	(910)	(2,174)	(3,324)	(5,438)

Adjusted Net Income available to common stockholders	$5,895	$13,914	$21,500	$35,021

Adjusted EPS	$0.45	$1.08	$1.65	$2.69

Diluted weighted-average number of common shares outstanding	13,032,551	12,926,598	13,009,141	13,033,247

(1) Restructuring and related charges include value enhancement implementation costs, severance, organization consolidation costs and professional fees.
(2) Transaction costs include deal costs and MIP related to Circulation acquisition and certain other transaction-related expenses.

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